UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MYSEUM.AI, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MYSEUM.AI, INC.
65 Church Street, Suite 230

New Brunswick, NJ 08901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 6, 2026

To the Shareholders of Myseum.AI, Inc.:

The 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) of Myseum.AI, Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), will be held on Thursday, August 6, 2026, at 11:00 a.m. Eastern Time. The 2026 Annual Meeting will be held at our office located at 65 Church Street, Suite 230, New Brunswick, NJ 08901.

At the 2026 Annual Meeting, the holders of our outstanding common stock will act on the following matters:

1.	To elect members of the Company’s board of directors (the “Board”) to serve for a one-year term to expire at the 2027 annual meeting of shareholders;

2.	To ratify the appointment of Salberg & Company, P.A. (“Salberg”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	To approve an amendment to the Myseum.AI, Inc. Amended and Restated 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock reserved for issuance thereunder to 2,000,000 shares from 1,000,000 shares (the “Plan Amendment”);

4.	To approve a proposal to give our Board the authority, at its discretion, to effect a reverse split of our outstanding common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-25, without reducing the authorized number of shares of our common stock, with the exact ratio to be selected by our Board in its discretion and to be effected, if at all, in the sole discretion of our Board at any time following shareholder approval of this proposal and before August 6, 2027 without further approval or authorization of our shareholders (the “Reverse Stock Split Proposal”); and

5.	To transact such other business as may properly be brought before the 2026 Annual Meeting or any adjournment or postponement thereof.

Our Board unanimously recommends that you vote: “FOR” the election of our Board’s director nominees (Proposal 1); “FOR” the ratification of the appointment of Salberg as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2); “FOR” the approval of the Plan Amendment (Proposal 3); and “FOR” the approval of the Reverse Stock Split Proposal (Proposal 4).

Instead of mailing a printed copy of our proxy materials to all of our shareholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about _________, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record on our books at the close of business on _________, 2026, the record date for the 2026 Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a shareholder of record, you may vote in one of the following ways:

●	Vote over the Internet, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

●	Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided;

●	Vote by phone by calling 1-800-690-6903; or

●	Vote in person by attending and voting at the 2026 Annual Meeting.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the 2026 Annual Meeting, we urge you to take the time to vote your shares.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Campaign Management:

Strategic Stockholder Advisor and Proxy Solicitation Agent
15 West 38th Street, Suite #747, New York, New York 10018

North American Toll-Free Phone:
1-844-410-4009
Email: info@campaign-mgmt.com
Call Collect Outside North America: +1 (212) 632-8422

By Order of the Board of Directors,

Darin Myman
Chief Executive Officer, President and Director
New Brunswick, NJ

_________, 2026

MYSEUM.AI, INC.
65 Church Street, Suite 230
New Brunswick, NJ 08901

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 6, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 Annual Meeting TO BE HELD ON THURSDAY, AUGUST 6, 2026

Copies of this proxy statement, the form of proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) are available without charge at www.ProxyVote.com, by telephone at 1-800-690-6903, by email to sendmaterial@proxyvote.com, or by notifying our Corporate Secretary, in writing, at Myseum.AI, Inc., 65 Church Street, Suite 230, New Brunswick, NJ 08901.

The board of directors (“Board” or “Board of Directors”) of Myseum.AI, Inc. (“Company,” “we,” “us,” or “our”) is soliciting the enclosed proxy for use at its 2026 annual meeting of shareholders (the “2026 Annual Meeting” or “Annual Meeting”). The 2026 Annual Meeting will be held on August 6, 2026 at 11:00 a.m. Eastern Time at our office located at 65 Church Street, Suite 230, New Brunswick, NJ 08901.

On or about _________, 2026, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders (other than those who previously requested electronic or paper delivery of proxy materials), directing shareholders to a website where they can access our proxy materials, including this proxy statement and the 2025 Annual Report, and view instructions on how to vote. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

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QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our shareholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A shareholder’s election to receive proxy materials by mail or electronically will remain in effect until the shareholder changes its election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on August 6, 2026, at 11:00 a.m. Eastern Time at our office located at 65 Church Street, Suite 230, New Brunswick, NJ 08901.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date (as defined herein).

Who is Entitled to Vote?

The Board has fixed the close of business on _________, 2026 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were _________ shares of common stock issued and outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, West Coast Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

What am I Voting on?

There are four matters scheduled for a vote:

1.	To elect five members to our Board of Directors to serve for a one-year term to expire at the 2027 annual meeting of shareholders;

2.	To ratify the appointment of Salberg & Company, P.A. (“Salberg”) as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

3.	To approve an amendment to the Myseum.AI, Inc. Amended and Restated 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock reserved for issuance thereunder to 2,000,000 shares from 1,000,000 shares (the “Plan Amendment”); and

4.	To approve a proposal to give our Board the authority, at its discretion, to effect a reverse split of our outstanding common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-25, without reducing the authorized number of shares of our common stock, with the exact ratio to be selected by our Board in its discretion and to be effected, if at all, in the sole discretion of our Board at any time following shareholder approval of this proposal and before August 6, 2027 without further approval or authorization of our shareholders (the “Reverse Stock Split Proposal”).

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his best judgment.

How Do I Vote?

Shareholders of Record

For your convenience, record holders of our common stock have four methods of voting:

1.	Vote over the Internet, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

2.	Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided;

3.	Vote by phone by calling 1-800-690-6903; or

4.	Vote in person by attending and voting at the 2026 Annual Meeting.

Beneficial Owners of Shares Held in Street Name

If your shares are held in street name, the organization that holds your shares may vote your shares only on certain of the proposals described in this proxy statement without receiving voting instructions from you. If you hold your shares in street name and you do not submit voting instructions to the organization that holds your shares, whether that organization may exercise its discretion to vote your shares depends on whether a particular proposal is considered a “routine” or “non-routine” matter under the rules of the New York Stock Exchange applicable to securities intermediaries (even though we are a Nasdaq-listed company).

We expect the organization that holds your shares will have discretionary voting authority to vote your shares on proposals considered to be “routine” matters even if that organization does not receive voting instructions from you. However, certain organizations may elect not to vote shares without an instruction from the beneficial owner even if they have discretionary authority to do so. We expect the ratification of the appointment of Salberg (Proposal 2) and the approval of the Reverse Stock Split Proposal (Proposal 4) to be considered "routine” matters.

On the other hand, if you do not provide voting instructions to the organization that holds your shares, we do not expect that those shares will be voted on any proposal considered a “non-routine” matter because the organization that holds your shares typically lacks discretionary authority to vote uninstructed shares on non-routine matters. We expect the election of directors (Proposal 1) and the approval of the Plan Amendment (Proposal 3) to be considered "non-routine” matters.

Organizations may reach conclusions regarding their ability to vote your shares on a particular proposal that differ from our expectations expressed in this proxy statement. Accordingly, we encourage you to provide voting instructions to the organization that holds your shares on all proposals to ensure that your vote is counted. We expect that organizations will vote shares as you have instructed.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of election, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when holders of one-third of the shares entitled to vote as of the Record Date, are represented in person or by proxy. Thus, _________ shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If a quorum is not present by attendance at the 2026 Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the 2026 Annual Meeting until a quorum is present.

How Will my Shares be Voted if I Give No Specific Instruction?

With regard to shares that are not held in street name, shares must be voted as a shareholder has instructed. If there is a matter on which a shareholder of record has given no specific instruction but has authorized us generally to vote its shares on its behalf, they will be voted as follows:

1.	“FOR” the election of each of the five director nominees to our Board of Directors to serve for a one-year term to expire at the 2027 annual meeting of shareholders;

2.	“FOR” the ratification of the appointment of Salberg as our independent registered public accounting firm for our fiscal year ending December 31, 2026;

3.	“FOR” the approval of the Plan Amendment; and

4.	“FOR” the approval of the Reverse Stock Split Proposal.

This authorization would exist, for example, if a shareholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxy.

If your shares are held in street name, we expect that banks, brokers and other such holders of record will vote shares as you have instructed. Please see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR” and “WITHOLD” abstentions and broker non-votes; and, with respect to the other proposals, votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, we urge you to instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker may vote your shares as recommended by the Board. If you do not provide voting instructions, we expect that your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Accordingly, we expect that broker non-votes will not be included in the tabulation of the voting results of any of the “non-routine” proposals and, therefore, will have no effect on the voting results of such proposals.

We expect that brokers, banks, fiduciaries, custodians, or other nominees holding shares in street name for beneficial owners will not use discretionary authority to vote shares on the election of directors or the Plan Amendment if they have not received instructions from the beneficial owners. Please submit your vote instruction form so your vote is counted.

What is an Abstention?

An abstention is a shareholder’s affirmative choice to decline to vote on a proposal. Our Amended and Restated Bylaws, as amended (“Bylaws”), provide that an action of our shareholders (other than the election of directors) is only approved if a majority of the number of shares of stock present and entitled to vote thereon vote in favor of such action.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the five director nominees to our Board of Directors	Plurality of the votes cast (the five directors nominees receiving the most “FOR” votes).

Ratification of the appointment of Salberg as our independent registered public accounting firm for our fiscal year ending December 31, 2026	A majority of the votes entitled to vote thereon and present at the Annual Meeting.

Approval of the Plan Amendment	A majority of the votes entitled to vote thereon and present at the Annual Meeting.

Reverse Stock Split Proposal	A majority of the votes entitled to vote thereon and present at the Annual Meeting

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote “for,” “against” or “abstain” as to each nominee. With regard to other proposals, you may vote “for,” “against” or “abstain” for each proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of Myseum.AI, Inc., by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Myseum.AI, Inc., 65 Church Street, Suite 230, New Brunswick, NJ 08901. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Furthermore, we have retained Campaign Management as our proxy solicitation agent in connection with the solicitation of proxies for the Annual Meeting at an approximate cost of $10,500, plus reimbursement of expenses. If you have any questions or require any assistance with completing your proxy, please contact Campaign Management by telephone (toll-free) at 1-844-410-4009 or collect outside North America at +1 (212) 632-8422, or by email at info@campaign-mgmt.com. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Our shareholders do not have appraisal rights with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

When are Shareholder Proposals Due for the 2027 Annual Meeting?

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 annual meeting of shareholders (the “2027 Annual Meeting”) must submit the proposal to us at our corporate headquarters no later than _________, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the event the date of the 2027 Annual Meeting has been changed by more than 30 days from the date of the 2026 Annual Meeting, shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting must submit the proposal to us at our corporate headquarters no later than a reasonable time before we begin to print and send our proxy materials for our 2027 Annual Meeting.

Shareholders who intend to present a proposal at our 2027 Annual Meeting without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive office on or after _________ but no later than _________; provided, however, in the event that the 2027 Annual Meeting occurs on a date that is not within 25 days before or after the anniversary date of the 2026 Annual Meeting, notice of such proposal must be received by our Corporate Secretary no later than the close of business on the 10th day following the day on which such notice of the date of the 2027 Annual Meeting is mailed or public disclosure of the date of the 2027 Annual Meeting is made, whichever first occurs.

In order for shareholders to give timely notice under the universal proxy rules of an intent to solicit proxies in support of director nominees other than our nominees for the 2027 Annual Meeting, notice must be submitted by _________; provided, however, in the event that the date of the 2027 Annual Meeting has changed by more than 30 calendar days from the anniversary date of the 2026 Annual Meeting, then notice of such proxy solicitation must be provided by the later of 60 days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which a public announcement of the date of the 2027 Annual Meeting is first made by us and such notice must include all the information required by Rule 14a-19(b) under the Exchange Act and such shareholders must comply with all of the requirements of Rule 14a-19 under the Exchange Act.

Shareholders are also advised to review our Bylaws, which contain additional requirements relating to shareholder proposals and director nominations, including who may submit them and what information must be included.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in the election to the Board of the five director nominees set forth herein (Proposal 1). In addition, our officers and directors may be the recipient of future awards under the 2021 Plan (Proposal 3). Members of the Board and executive officers of the Company do not have any interest in the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2) or any substantial interest, directly or indirectly, in the Reverse Stock Split Proposal (Proposal 4) except to the extent of their ownership of shares of our common stock and/or securities exercisable for or convertible into shares of our common stock, which shares and securities would be subject to the same proportionate adjustment based on the reverse stock split ratio approved by the Board as all other outstanding shares of our common stock and securities exercisable for or convertible into shares of our common stock.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board currently consists of five directors, and their terms will expire at the 2026 Annual Meeting. Directors are elected at the annual meeting of shareholders each year and hold office until their resignation or removal or their successors are duly elected and qualified.

Darin Myman, Peter Shelus, Carly Luogameno, Joseph Nelson, and Wayne Linsley have each been nominated to serve as directors and have agreed to stand for election. If the nominees are elected at the 2026 Annual Meeting, then each nominee will serve for a one-year term expiring at the 2027 Annual Meeting and until his successor is duly elected and qualified.

Under our Bylaws, a plurality of the votes cast at the 2026 Annual Meeting is required to elect a nominee as a director. With respect to Proposal 1, you may vote FOR or WITHHOLD with respect to each director nominee. Any nominee receiving more votes FOR than WITHHOLD will be elected. If you WITHHOLD, your shares will be counted as present and entitled to vote for purposes of establishing a quorum but will not be counted for purposes of determining the number of votes cast. Proposal 1 is a non-discretionary matter. Therefore, if your shares are held by your brokerage firm, bank or other nominee in “street name” and you do not timely provide voting instructions with respect to your shares, we expect that your brokerage firm, bank or other nominee will not vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHOLD any nominee. As a result, such “broker non-votes” or voting to WITHHOLD will have no effect on the voting results of Proposal 1.

If no contrary indication is made, with the potential exception of proxies submitted for shares held in street name, proxies will be voted “FOR” Darin Myman, Peter Shelus, Wayne Linsley, Carly Luogameno and Joseph Nelson or, in the event that any such individual is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

Recommendation of our Board

Our Board unanimously recommends that the shareholders vote “FOR” the election of all of our director nominees at the 2026 Annual Meeting.

Nominees for Election to the Board

Nominee	Age	Position(s)
Darin Myman	61	President, Chief Executive Officer and Director
Peter Shelus	42	Chief Technology Officer and Director
Carly Luogameno	37	Director
Joseph Nelson	42	Director
Wayne Linsley	69	Director

Nominees for Election to the Board for a Term Expiring at the 2027 Annual Meeting of Shareholders

Darin Myman - Chief Executive Officer and Director

Darin Myman has served as Chief Executive Officer and Chairman of the board of directors since January 2015. Previously, Mr. Myman served as co-founder and Chief Executive Officer of Wally World Media, Inc., (OTC: WLYW). He also has served as the Chief Executive Officer and a member of PeopleString’s board of directors since PeopleString’s inception. Mr. Myman developed extensive Internet skills through a variety of positions. He has executive management and founder experience having served as a co-founder and Chief Executive Officer of BigString Corporation, a publicly traded company, since October 2005. He also has corporate governance and board experience having served as a member of BigString’s board of directors since BigString’s inception. Prior to BigString, Mr. Myman was a co-founder and Chief Executive Officer of LiveInsurance.com, the first online insurance broker that pioneered the electronic storefront for large national insurance agencies. Prior to co-founding LiveInsurance.com, he served as a Vice President of the online brokerage services unit of Westminster Securities Corporation. We believe that Mr. Myman is qualified to serve as a member of our board of directors because of his background in business and experience in senior leadership and as a board member of public companies.

Peter Shelus - Chief Technology Officer and Director

Peter Shelus is a co-founder of the Company and has served as our Chief Technology Officer since January 2016 and a member of our board of directors since December 2022. Mr. Shelus has over 10 years of ephemeral messaging and mobile video development experience. Mr. Shelus has been at the forefront of the secure messaging industry, having served as a lead engineer for one of the first ephemeral messaging platforms, “BigString,” where he helped develop the patented technology that became a cornerstone of self-destructing messaging. Mr. Shelus holds Bachelor of Science degree in computer science from Rutgers University. We believe that Mr. Shelus is qualified to serve as a member of our board of directors because of his experience in the secure messaging industry and background in technology engineering and development.

Wayne Linsley - Director

Wayne Linsley has served as a member of the board of directors since August 2021. Mr. Linsley has over 40 years of experience in business management. Since April 2020, Mr. Linsley has served as a member of the board of directors of Hoth Therapeutics, Inc. (NASDAQ: HOTH), a clinical-stage biopharmaceutical company and since January 2020, he has served as a member of the board of directors of Silo Pharma, Inc. (NASDAQ: SILO) a biopharmaceutical company focused on merging traditional therapeutics with psychedelic research. From 2014 to September 2021, Mr. Linsley served as the Vice President of Operations at CFO Oncall, Inc., a company that provides financial reporting and controller services on an outsourced basis and previously, from 2012 to 2014, Mr. Linsley worked at CFO Oncall, Inc. as an independent contractor. Mr. Linsley holds Bachelor of Science degree in Business Administration from Siena College.

Joseph Nelson – Director

Joseph Nelson has served as a member of our board of directors since August 2021. Since February 2026, Mr. Nelson has been the Chief Financial Officer of Deep Isolation Nuclear, Inc., the first company to undertake the development of technologies for nuclear waste disposal in deep boreholes. From April 2022 through January 2026, Mr. Nelson served as Chief Financial Officer of Delta Corp Holdings Limited, a global, asset-light, fully integrated company engaged in transportation/logistic services, asset management and servicing the maritime industry supply chain. From December 2017 to March 2022, Mr. Nelson served as the Head of Investor Relations for GasLog Ltd., and GasLog Partners LP, a leading international owner, operator and manager of liquefied natural gas carriers providing support to many of the world’s largest energy companies. From November 2014 to November 2017, Mr. Nelson served as an Equity Research Analyst at Credit Suisse. Mr. Nelson holds a Master of Business Administration degree from New York University’s Stern School of Business; a Bachelor of Science degree in chemistry and a Bachelor of Art degree in philosophy from the Stevens Institute of Technology. We believe that Mr. Nelson is qualified to serve as a member of our board of directors because of his experience in investor relations and background in business and finance.

Carly Luogameno - Director

Carly Luogameno has served as a member of our board of directors since August 2021. Since May 2011, Mrs. Luogameno has worked as a digital consultant at ShmeeLive. From May 2018 to June 2020, Mrs. Luogameno served as a digital director for Lust For Life, LLC, a subsidiary of Renewable Energy & Power, Inc. (OTCQB: RBNW). From August 2013 to September 2015, Mrs. Luogameno served as the Marketing Director for Jerrick Media, (OTC: JMDA, now Creatd, OTC:VOCL). Mrs. Luogameno has in-depth experience in ecommerce and digital industries with specializations in digital marketing campaign development, content marketing strategy, SEO and paid media management. Her digital marketing background is rooted in inbound marketing strategies and her approach focuses on listening to user needs and communicating to them via high quality content in order to attract return visitors and engagements. Mrs. Luogameno specializes in working with start-up companies, across the technology, healthcare and fashion industries. Mrs. Luogameno holds Bachelor of Art degree in arts, entertainment & media management from Columbia College Chicago.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that our Company is managed for the long-term benefit of our shareholders. This section describes key corporate governance practices that we have adopted. We have adopted a Code of Business Conduct and Ethics which applies to all of our officers, directors and employees and charters for our audit committee, our compensation committee and our nominating and corporate governance committee. We have posted copies of our Code of Business Conduct and Ethics, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.myseum.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any shareholder upon written request to Myseum.AI, Inc., 65 Church Street, Suite 230, New Brunswick, NJ 08901, Attn: Corporate Secretary.

Director Independence

Our Board of Directors has determined that a majority of the Board consists of members who are currently “independent” as that term is defined under Nasdaq Listing Rule 5605(a)(2). The Board considers Wayne Linsley, Carly Luogameno and Joseph Nelson to be “independent.”

Board Leadership Structure and Role in Risk Oversight

The Company does not have a formal policy regarding the separation of its Chair and Chief Executive Officer positions. Darin Myman serves as Chairman of the Board and Chief Executive Officer of the Company. Due to the size of our Company, we believe that this structure is appropriate. We believe that the fact that three of the five members of the Board are independent reinforces the independence of the Board in its oversight of our business and affairs, and provides for objective evaluation and oversight of management’s performance, as well as management accountability. Furthermore, the Board believes that Mr. Myman is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy. In addition, the Board believes that the combined role of Chairman and Chief Executive Officer strengthens the communication between the Board and management. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Myman is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of our Board. We therefore believe that the creation of a lead independent director position is not necessary at this time.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During the 2025 fiscal year, the Board of Directors held 10 meetings and took action by unanimous written consent. In addition, our audit committee, our compensation committee and our nominating and corporate governance committee held five, four, and four meetings, respectively. During the 2025 fiscal year, none of our directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Committees of Our Board of Directors

Our board of directors directs the management of our business and affairs, as provided by Nevada law, and conducts its business through meetings of the board of directors and its standing committees. We will have a standing audit committee, compensation committee and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Audit Committee. The audit committee is appointed by the board to assist the board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The role of the audit committee is to oversee management in the performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance and qualifications of the Company’s independent auditor, including the independent auditor’s independence, the performance of the Company’s internal audit function; and the Company’s compliance with legal and regulatory requirements.

Our audit committee consists of Wayne Linsley, Carly Luogameno and Joseph Nelson, with Mr. Linsley serving as chair. Our board of directors has affirmatively determined that each meet the definition of “independent director” under the rules of The Nasdaq Capital Market, and that they meet the independence standards under Rule 10A-3. Each member of our audit committee meets the financial literacy requirements of Nasdaq rules. In addition, our board of directors has determined that Wayne Linsley qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors adopted a written charter for the audit committee, which is available on our principal corporate website at www.myseum.com.

Compensation Committee. The compensation committee is responsible for reviewing and recommending, among other things:

●	the adequacy and form of compensation of the board;

●	the compensation of Chief Executive Officer, including base salary, incentive bonus, stock option and other grant, award and benefits upon hiring and on an annual basis;

●	the compensation of other senior management upon hiring and on an annual basis; and

●	the Company’s incentive compensation and other equity-based plans and recommending changes to such plans to our board of directors, when necessary.

Our compensation committee consists of Wayne Linsley, Carly Luogameno and Joseph Nelson, with Mr. Linsley serving as chair. Our board of directors has adopted a written charter for the compensation committee, which is available on our principal corporate website at www.myseum.com.

Nominating and Corporate Governance Committee.

Our nominating and corporate governance committee is responsible for, among other things:

●	developing criteria for membership on the board of directors and committees;

●	identifying individuals qualified to become members of the board of directors;

●	recommending persons to be nominated for election as directors and to each committee of the board of directors;

●	annually reviewing our corporate governance guidelines; and

●	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.

Our nominating and corporate governance committee consists of Wayne Linsley, Carly Luogameno and Joseph Nelson, with Mr. Linsley serving as chair. Our board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on our principal corporate website at www.myseum.com.

Changes in Nominating Procedures

None.

Director Nominations Process

Our nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of shareholders, the nominating and corporate governance committee considers the criteria set forth in the nominating and corporate governance committee charter. Specifically, the nominating and corporate governance committee may take into account many factors, including personal and professional integrity, experience relevant to the Company’s industry, diversity of background and perspective including, but not limited to, with respect to gender and ethnicity and any other relevant qualifications, attributes or skills.

We consider diversity a meaningful factor in identifying director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidates, other personal and professional pursuits, the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board or shareholders. The nominating and corporate governance committee also may, but need not, retain a third-party search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

The nominating and corporate governance committee will also consider potential nominees submitted by shareholders in accordance with the procedures set forth in our Bylaws and other processes adopted from time to time for submission of director nominees by shareholders, and such candidates will be considered and evaluated under the same criteria described above. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to Myseum.AI, Inc., 65 Church Street, Suite 230, New Brunswick, NJ 08901, Attn: Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code posted on our website, www.myseum.com. In addition, we intend to post on our website all disclosures that are required by law or rules concerning any amendments to, or waivers from, any provision of the code.

Anti-hedging

We do not currently have a policy prohibiting employees, officers, or directors from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To our knowledge, based solely upon a review of Forms 3, 4, and 5 filed with the SEC during the fiscal year ended December 31, 2025, we believe that our directors, executive officers, and greater than 10% beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2025.

Director Attendance at Annual Meetings

Our policy is that directors should attend our annual meetings of shareholders.

Shareholder Communications with our Board

Shareholders and other interested persons seeking to communicate with our Board must submit their written communications to our Corporate Secretary at Myseum.AI, Inc., 65 Church Street, Suite 230, New Brunswick, NJ 08901. Such communications must include the number of Company securities owned, beneficially or otherwise, by the person issuing the communication. Depending on the subject matter of the communication, our Corporate Secretary will do one of the following:

●	forward the communication to the Board or any individual member of our Board to whom any communication is specifically addressed;

●	attempt to handle the inquiry directly, for example where it is a request for information about our Company or it is a stock related matter; or

●	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

Our Board (and any individual director to whom the communication was specifically addressed) will determine what further steps are appropriate depending on the facts and circumstances outlined in the communication.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at www.myseum.com.

In the performance of its oversight function, the audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2025 with management and with our independent registered public accounting firm. In addition, the audit committee has discussed the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, with Salberg & Company, P.A., our independent registered public accounting firm for the fiscal year ended December 31, 2025. The audit committee has also received and reviewed the written disclosures and the letter from Salberg & Company, P.A. required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with Salberg & Company, P.A. their independence from us.

Based on the review and discussions referenced above, the audit committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Audit Committee:

Wayne Linsley (Chair)

Joseph Nelson

Carly Luogameno

The foregoing report of the audit committee does not constitute soliciting material and will not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages, except for Mr. Myman and Mr. Shelus, whose biographies are included under the heading “Proposal 1: Election of Directors” set forth above:

Name	Age	Position(s)
Darin Myman	61	Chief Executive Officer and Chairman
Peter Shelus	42	Chief Technology Officer and Director
Brett Blumberg	47	Chief Financial Officer

Brett Blumberg - Chief Financial Officer

Brett Blumberg has served as our Chief Financial Officer since February 2022. Mr. Blumberg has extensive experience in finance and accounting. He is a certified public accountant and has been a partner of the public accounting firm Jubran, Shorr & Company since 2015. Mr. Blumberg was a senior accountant at CohnReznick, LLP from 2013 to 2014. Prior to obtaining his CPA license Mr. Blumberg was a private banker at Wells Fargo and owned and operated a Mortgage Brokerage/Banking Company, Canyon Financial Group, LLC from 2006 to 2012. He previously worked in recruitment and talent acquisition for accounting and finance firms from 2000 to 2006. Mr. Blumberg holds a Bachelor of Art degree in economics and psychology from SUNY Binghamton University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the year ended December 31, 2025 and 2024, the compensation awarded to, paid to, or earned by, our Chief Executive Officer and two other most highly compensated executive officers, whose total compensation during such years exceeded $100,000. We refer to these officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Darin Myman	2025	$450,000	$350,000	$-	$1,370,177	$-	$-	$-	$2,170,177
Chief Executive Officer	2024	$450,000	$300,000	$-	$-	$-	$-	$-	$750,000

Brett Blumberg	2025	$60,000	-	-	$-	-	$-	-	$60,000
Chief Financial Officer	2024	$60,000	-	-	$-	-	$-	-	$60,000

Peter Shelus	2025	$275,000	$-	$-	$93,983	$-	$-	$-	$368,983
Chief Technology Officer	2024	$275,000	$-	$-	$-	$-	$-	$-	$275,000

(1)	As required by SEC rules, the amounts in this column reflect the grant date or modification date fair value as required by FASB ASC Topic 718. A discussion of the assumptions and methodologies used to calculate these amounts is contained in the notes to our financial statements under “Shareholders’ Deficit”.

Outstanding Equity Awards at December 31, 2025

The following table provides information regarding option awards held by each of our named executive officers that were outstanding as of December 31, 2025.

	STOCK AWARDS						Market Value	Equity Incentive Plan Awards:	Equity Incentive Plan Awards: Market or
Name	Number of Securities Underlying Unexercised options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	of Shares or Units of Stock that Have not Vested ($)	Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Darin Myman	25,000	-	-	350.00	9/28/2026	-	-	-	-
Darin Myman	50,000	150,000	-	5.50	1/14/2035	-	-	-	-
Darin Myman	-	225,000	-	3.00	8/18/2030	-	-	-	-
Brett Blumberg	5,000	-	-	15.00	9/06/2028	-	-	-	-

Employment Agreements

Darin Myman Employment Agreement

On August 27, 2021, we entered into an agreement (the “Employment Agreement”) with Darin Myman effective as of August 15, 2021 pursuant to which Mr. Myman’s (i) base salary will increase to $450,000 per year, and (ii) Mr. Myman shall be entitled to receive an annual bonus in an amount up to $350,000, which annual bonus may be increased by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), in its sole discretion, upon the achievement of additional criteria established by the Compensation Committee from time to time (the “Annual Bonus”). The term of the Employment Agreement will continue for a period of one year from the effective date and automatically renews for successive one year periods at the end of each term until either party delivers written notice of their intent not to review at least six (6) months prior to the expiration of the applicable term. In addition, pursuant to the Employment Agreement, upon termination of Mr. Myman’s employment for death or Total Disability (as defined in the Employment Agreement), in addition to any accrued but unpaid compensation and vacation pay through the date of his termination and any other benefits accrued to him under any Benefit Plans (as defined in the Employment Agreement) outstanding at such time and the reimbursement of documented, unreimbursed expenses incurred prior to such termination date (collectively, the “Payments”), Mr. Myman shall be entitled to the following severance benefits: (i) 24 months of his then base salary; (ii) if Mr. Myman elects continuation coverage for group health coverage pursuant to COBRA Rights (as defined in the Employment Agreement), then for a period of 24 months following Mr. Myman’s termination he will be obligated to pay only the portion of the full COBRA Rights cost of the coverage equal to an active employee’s share of premiums (if any) for coverage for the respective plan year; and (iii) payment on a pro-rated basis of any Annual Bonus or other payments earned in connection with any bonus plan to which Mr. Myman was a participant as of the date of his termination (together with the Payments, the “Severance”). Furthermore, pursuant to the Employment Agreement, upon Mr. Myman’s termination (i) at his option (A) upon 90 days prior written notice to the Company or (B) for Good Reason (as defined in the Employment Agreement), (ii) termination by the Company without Cause (as defined in the Employment Agreement) or (iii) termination of Mr. Myman’s employment within 40 days of the consummation of a Change in Control Transaction (as defined in the Employment Agreement), Mr. Myman shall receive the Severance; provided, however, Mr. Myman shall be entitled to a pro-rated Annual Bonus of at least $200,000. In addition, any equity grants issued to Mr. Myman shall immediately vest upon termination of Mr. Myman’s employment by him for Good Reason or by the Company at its option upon 90 days prior written notice to Mr. Myman, without Cause.

Brett Blumberg Employment Agreement

On February 15, 2022, we entered into an employment agreement with Brett Blumberg effective as of February 15, 2022 pursuant to which Mr. Blumberg will serve as Chief Financial Officer of the Company (the “Blumberg Employment Agreement”). The term of the Blumberg Employment Agreement will continue for a period of one year from the Effective Date and automatically renews for successive one year periods at the end of each term until either party delivers written notice of their intent not to review at least 30 days prior to the applicable renewal date. Pursuant to the terms of the Blumberg Employment Agreement, Mr. Blumberg (i) shall receive an annual base salary of $60,000 (effective as of February 15, 2022), (ii) shall be entitled to earn a bonus, subject to the sole discretion of the Company’s Board and (iii) shall be eligible to receive awards pursuant to the Company’s equity incentive plans, subject to the sole discretion of the Company’s compensation committee. Mr. Blumberg is also entitled to participate in any and all Employee Benefit Plans (as defined in the Blumberg Employment Agreement), from time to time, that are then in effect along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time. The Blumberg Employment Agreement may be terminated by either the Company or Mr. Blumberg at any time and for any reason upon 10 days prior written notice. Upon termination of the Blumberg Employment Agreement, Mr. Blumberg shall be entitled to (i) any equity award that has vested prior to the termination date, (ii) reimbursement of expenses incurred on or prior to such termination date and (iii) such employee benefits to which Mr. Blumberg may be entitled as of the termination date (collectively, the “Accrued Amounts”). The Blumberg Employment Agreement shall also terminate upon Mr. Blumberg’s death or the Company may terminate Mr. Blumberg’s employment upon his Disability (as defined in the Blumberg Employment Agreement). Upon the termination of Mr. Blumberg’s employment for death or Disability, Mr. Blumberg shall be entitled to receive the Accrued Amounts. The Blumberg Employment Agreement also contains covenants prohibiting Mr. Blumberg from disclosing confidential information with respect to the Company.

Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors and received compensation for such service during the fiscal year ended December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board of Directors in 2025.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Joseph Nelson	36,000	0	56,929	0	0	-	92,929
Carly Luogameno	36,000	0	56,929	0	0	-	92,929
Wayne Linsley	60,000	0	56,929	0	0	-	116,929

(1)	As required by SEC rules, the amounts in this column reflect the grant date or modification date fair value as required by FASB ASC Topic 718. A discussion of the assumptions and methodologies used to calculate these amounts is contained in the notes to our financial statements under “Shareholders’ Deficit”.

Equity Award Grant Timing

We do not have a written policy in place regarding the timing of the grant and issuance of stock options in relation to the release of material non-public information. Historically, we have granted stock option awards on an annual basis and as may otherwise be deemed appropriate by our Board or compensation committee from time to time based on the facts and circumstances, as applicable. We have not intentionally timed the grant of stock options in anticipation of the release of material nonpublic information, nor have we intentionally timed the release of material nonpublic information based on stock option grant dates. During fiscal year 2025, we did not grant stock options (or similar awards) to any of our named executive officers during the period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions during our fiscal years ended December 31, 2025 and December 31, 2024 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Transactions with Related Persons

Except for employment arrangements which are described under “executive compensation,” since January 1, 2024, there has not been, nor is there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the total assets at December 31, 2025 and 2024, and any of our directors, executive officers, holders of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Related Persons Transaction Policy

We have adopted a formal policy regarding approval of transactions with related parties. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year-end for our last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

PROPOSAL 2: RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Salberg as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and our Board has directed that management submit the appointment of Salberg as the Company’s independent registered public accounting firm for ratification by the shareholders at the 2026 Annual Meeting. Representatives of Salberg are expected to be present via telephone conference at the 2026 Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions. Salberg was appointed to serve as our independent registered public accounting firm in April 2023.

Shareholder ratification of the appointment of Salberg as the Company’s independent registered public accounting firm is not required by law. However, our Board is submitting the audit committee’s appointment of Salberg to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the audit committee will reconsider whether to retain that firm. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its shareholders.

Independent Registered Public Accountant’s Fee

The following table sets forth the aggregate fees billed by Salberg for the year ended December 31, 2025 and 2024:

	2025	2024
Audit Fees	$96,000	$91,200
Audit Related Fees	$24,000	$10,900
Tax Fees	$-	$-
All Other Fees	$-	$-
Total	$120,000	$102,100

Audit Fees: Audit fees consist of fees billed for the professional services rendered to us for the audit of our annual consolidated financial statements for the years ended December 31, 2025 and 2024 and reviews of the quarterly financial statements during the periods.

Audit-Related Fees: Fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit of the financial statements, including registration statements and comfort letters.

Tax Fees: Fees for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees: All other fees billed by the auditor for products and services not included in the foregoing categories.

Pre-Approval Policies and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, as amended, our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm, including the review and approval in advance of our independent registered public accounting firm’s annual engagement letter and the proposed fees contained therein. The audit committee has the ability to delegate the authority to pre-approve non-audit services to one or more designated members of the audit committee. If such authority is delegated, such delegated members of the audit committee must report to the full audit committee at the next audit committee meeting all items pre-approved by such delegated members. In the fiscal years ended December 31, 2025 and 2024 all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee.

Recommendation of our Board

Our Board recommends a vote “FOR” the ratification of the appointment of Salberg as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL 3: APPROVAL OF PLAN AMENDMENT

Introduction

On July 26, 2021, we adopted the 2021 Omnibus Equity Incentive Plan, and authorized the reservation of 200,000 shares of common stock for future issuances under the plan. The 2021 Plan provides that the Company may grant options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards or any combination of the foregoing. On December 19, 2022, Company held its 2022 annual meeting of stockholders, and the shareholders approved to amend the Company’s 2021 Omnibus Equity Incentive Plan to increase the number of shares reserved for issuance thereunder to 300,000 shares from 200,000. On November 10, 2023, the board of directors of the Company approved the adoption of the Amended and Restated 2021 Omnibus Equity Incentive Plan, the sole purpose of which was to remove any inadvertent references to the Company being a Delaware corporation or the 2021 Omnibus Equity Incentive Plan being governed under Delaware law and to properly state that the Company is a Nevada corporation and that the 2021 Omnibus Equity Incentive Plan is governed by Nevada law.

On October 16, 2024, our Compensation Committee recommended and our Board approved an amendment to our 2021 Plan to increase the number of shares of common stock reserved for issuance thereunder from 300,000 shares to 600,000 shares, and on December 13, 2024, our shareholders approved such amendment.

On May 23, 2025, our Compensation Committee recommended and our Board approved an amendment to our 2021 Plan to increase the number of shares of common stock reserved for issuance thereunder from 600,000 shares to 1,000,000 shares, an increase of 400,000 shares, and on August 6, 2025, our shareholders approved such amendment.

On May 22, 2026, our Compensation Committee recommended and our Board approved an amendment to our 2021 Plan to increase the number of shares of common stock reserved for issuance thereunder from 1,000,000 shares to 2,000,000 shares, an increase of 1,000,000 shares.

We are seeking shareholder approval to amend our 2021 Plan to increase the number of shares of common stock available for issuance to 2,000,000 shares so that the Company can continue to provide equity-based compensation as approved by our Compensation Committee.

The proposed form of amendment to our 2021 Plan is attached as Appendix A to this Proxy Statement.

The following table sets forth, as of the Record Date, the approximate number of each class of participants eligible to participate in the 2021 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	11
Directors(1)	5
Independent Contractors	6

(1)	Two of the five directors are employees of the Company.

Reasons for the Amendment to our 2021 Plan

As of the Record Date, __________ shares of common stock were reserved for issuance under the 2021 Plan of which __________ shares of common stock remain available for issuance. We are seeking shareholder approval to amend our 2021 Plan to increase the number of shares of common stock issuable thereunder to 2,000,000 shares. As noted above, if our shareholders do not approve the amendment, we anticipate that there will not be sufficient shares available under our 2021 Plan for continued equity awards to our employees and non-employee directors over the next year. This would result in the loss of an important compensation tool aligned with shareholder interests to attract, motivate and retain highly qualified talent.

We recognize the dilutive impact of our equity compensation program on our shareholders and continuously strive to balance this concern with the competition for talent in the competitive business environment and talent market, as well as the current market conditions, in which we operate. In determining the appropriate number of shares to request and add to the pool of shares available for issuance pursuant to the amendment, our Board and Compensation Committee worked with management to evaluate a number of factors, and carefully considered (i) the potential dilutive impact on shareholders, (ii) our historical run rate and overhang, (iii) the number of shares remaining available for issuance, (iv) forecasted grants, (v) the realities of equity awards being a key component of designing competitive compensation packages necessary for attracting and retaining key talent in a competitive medical devices marketplace, (vi) our strategic growth plans, and (vii) the interests of our shareholders.

We anticipate the additional shares requested under the amendment, plus the remaining shares that are available for issuance under the 2021 Plan, to be sufficient for a period of one year.

Our 2021 Plan is designed to attract and retain non-employee directors and employees and reward them for making contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under 2021 Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and align a portion of their compensation with the shareholders. Shareholder approval of this proposal will enable us to continue to grant equity awards to our employees and non-employee directors at levels determined by our Compensation Committee and Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for our shareholders. In addition to the crucial role, we believe such grants play in attracting and retaining talented individuals, we believe that the equity compensation granted under our 2021 Plan also serves the important function of aligning the interests of participants with those of our shareholders and focusing such participants on the long-term growth of the Company.

Dilution and Stock Available

Dilution. Subject to shareholder approval of the Plan Amendment, the number of shares of common stock that will be reserved for issuance pursuant to awards granted under the 2021 Plan shall be 2,000,000 shares, which represents approximately ___% of the Company’s issued and outstanding shares of the Company’s common stock on a fully diluted basis as of the Record Date. The Board believes that this number of shares of common stock constitutes reasonable potential equity dilution and provides a significant incentive for employees and service providers to increase the value of the Company for all shareholders. The closing trading price of each share of Company common stock as of the Record Date was $___.

As of the Record Date, we had: (i) _________ shares of common stock outstanding; (ii) _________ vested stock options outstanding with a weighted average exercise price of $_____ per share; (iii) _____ unvested stock options outstanding, with a weighted average exercise price of $_____ per share; and (iv) _____ warrants to purchase common stock outstanding, with a weighted average exercise price of $_____ per share. The additional shares of Company’s common stock available under the 2021 Plan would represent an additional potential equity dilution of approximately __%.

Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2021 Plan will be 2,000,000 shares; provided that shares of common stock issued under the 2021 Plan with respect to an Exempt Award will not count against the share limit. We use the term “Exempt Award” to mean (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merges, (ii) an “employment inducement” award as described under applicable law, or (iii) an award that a participant purchases at fair market value.

No more than 2,000,000 shares of the Company’s common stock shall be issued pursuant to the exercise of incentive stock options.

New shares reserved for issuance under the 2021 Plan may be authorized but unissued shares of the Company’s common stock or shares of the Company’s common stock that will have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares of the Company’s common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of the Company’s common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2021 Plan except that (i) any shares of the Company’s common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options, and (ii) any shares of the Company’s common stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the 2021 Plan. If an award is denominated in shares of the Company’s common stock, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2021 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock available for grant under the 2021 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of the Company’s common stock will no longer be available for grant under the 2021 Plan.

As exhibited by our responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, we believe the stock reserved under the 2021 Plan will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Description of the Amendment to our 2021 Plan

The following is a summary of the material features of the 2021 Plan. This summary is qualified in its entirety by the full text of the 2021 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Authorized Shares.

A total of 200,000 shares of our common stock were originally reserved for issuance pursuant to the 2021 Plan. Our board of directors and stockholders adopted and approved the 2021 Plan on July 26, 2021 (the “Effective Date”).

Types of Awards.

The 2021 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available” are incorporated herein by reference.

Administration.

The 2021 Plan will be administered by our board of directors, or if our board of directors does not administer the 2021 Plan, a committee or subcommittee of our board of directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our board of directors or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2021 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2021 Plan, provided that, subject to the equitable adjustment provisions described below, the plan administrator will not have the authority to reprice or cancel and re-grant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our stockholders.

The 2021 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units.

Restricted stock and RSUs may be granted under the 2021 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2021 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in instalments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options.

Incentive stock options and non-statutory stock options may be granted under the 2021 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2021 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent stockholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the administrator in its sole discretion, (i) through any cashless exercise procedure approved by the administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of Common Stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights.

SARs may be granted either alone (a “free-standing SAR”) or in conjunction with all or part of any option granted under the 2021 Plan (a “tandem SAR”). A free-standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the free-standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A tandem SAR will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a tandem SAR will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a stockholder with respect to the shares of Common Stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of an participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards.

The administrator may grant other stock-based awards under the 2021 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments.

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2021 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2021 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2021 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control.

The 2021 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2021 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2021 Plan, a “change in control” means, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our board of directors; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our board of directors immediately prior to the merger or consolidation continuing to represent at least a majority of the board of directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or

(iv) stockholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our board of directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2021 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2021 Plan

The 2021 Plan provides our board of directors with authority to amend, alter or terminate the 2021 Plan, but no such action impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law. The 2021 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback.

If we are required to prepare a financial restatement due to the material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer). The amount and form of the incentive compensation to be recouped shall be determined by the administrator in its sole and absolute discretion.

U.S. Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2021 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options

A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

In general, no taxable income is realized by a participant upon the grant of an incentive stock option (“ISO”). If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2021 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of a SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

Future grants under the 2021 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2021 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2021 Plan.

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting and entitled to vote on this matter or represented by proxy and entitled to vote on this matter is required to approve the Plan Amendment.

Recommendation of our Board

Our Board unanimously recommends a vote “FOR” the Plan Amendment.

PROPOSAL 4:

APPROVAL OF REVERSE STOCK SPLIT

General

Our Board has adopted and is recommending that our shareholders approve granting our Board the authority, at its discretion, the ability to effect a reverse split of the outstanding shares of our common stock pursuant to Nevada Revised Statutes 78.2055 at a ratio that is not less than 1-for-2 and not greater than 1-for-25, without reducing the authorized number of shares of our common stock, with the exact ratio to be selected by the Board in its discretion, and to be effected, if at all, in the sole discretion of the Board at any time after shareholder approval of this proposal and before August 6, 2027 without further approval or authorization of our shareholders. If our shareholders approve this proposal, the Board will have authority to give effect to the reverse stock split. However, notwithstanding shareholder approval of this proposal, the Board may elect not to proceed with the reverse stock split if, at any time the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our shareholders to proceed with the reverse stock split. By voting in favor of this proposal, you are expressly also authorizing the Board to determine not to proceed with the reverse stock split in its sole discretion.

If the reverse stock split is implemented, at the effective time of the reverse split, the outstanding shares of our common stock immediately prior to the effective time will be combined and reclassified into a smaller number of shares such that, except for adjustments that may result from the treatment of fractional shares as described below, each of our shareholders will own one new share of our common stock for every two to 25 shares of common stock owned by such shareholder immediately prior to the effective time of the reverse split, depending on the exact ratio approved by the Board.

Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our common stock is publicly traded and listed on The Nasdaq Capital Market under the trading symbol “MYSE.” Nasdaq  Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq  Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days.

Our primary reason for recommending the reverse stock split is based on our belief that the reverse stock split may be necessary to increase the bid price of our common stock to avoid being delisted from The Nasdaq Capital Market. Our Board has considered the potential harm to the Company and our shareholders should we not be in compliance with Nasdaq’s minimum bid price rule and Nasdaq delists our common stock from The Nasdaq Capital Market. Delisting our common stock could adversely affect the liquidity and market price of our common stock because alternatives, such as the OTCQB and the Pink markets operated by the OTC Markets Group Inc., are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our common stock on such markets. Many investors likely would not buy or sell our common stock due to difficulty in accessing the OTCQB or Pink markets, policies preventing them from trading in securities not listed on a national securities exchange, or other reasons. Delisting of our common stock from The Nasdaq Capital Market could also cause a loss of confidence of existing or potential industry partners, clients, vendors, lenders, and employees, which could further harm our business and our future prospects. The Board believes that the reverse stock split is a potentially effective means for us to regain compliance with Nasdaq’s minimum bid price rule by producing the immediate effect of increasing the per share bid price of our common stock to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Capital Market.

In addition, the reverse stock split may make our common stock a more attractive and cost-effective investment to a broader range of investors, which in turn could improve the marketability and liquidity of our common stock. For example, the current market price of our common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing our common stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in investors paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share bid price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the bid price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended or expected benefits described above, that the bid price of our common stock will increase following the reverse stock split, that as a result of the reverse stock split we will be able to continue to satisfy Nasdaq’s minimum bid price rule, or that the bid price of our common stock will not decrease in the future. Additionally, we cannot assure you that the bid price per share of our common stock after the reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split, and a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

Effects of the Reverse Stock Split

Generally

Based on __________ shares of our common stock outstanding as of the Record Date, immediately following the reverse stock split, if implemented (without giving effect to rounding for fractional shares):

●	assuming a 2-for-1 reverse split ratio, we would have approximately __________ shares of common stock outstanding;

●	assuming a 12-for-1 reverse split ratio, we would have approximately __________ shares of common stock outstanding; and

●	assuming a 25-for-1 reverse split ratio, we would have approximately __________ shares of common stock outstanding.

The reverse stock split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest or any shareholder’s proportionate voting power, except that, as described below under “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the reverse stock split because they hold a number of shares not evenly divisible by the reverse stock split ratio will have their fractional shares rounded up to the nearest whole share.

The reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

If the reverse stock split is effected, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our common stock, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below under “Procedure for Implementing the Reverse Stock Split - Holders of Certificated Shares of Common Stock.”

Our common stock is currently registered under the Exchange Act and we are subject to the current and periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act. In addition, notwithstanding the decrease in the number of outstanding shares that will result if the reverse stock split is effected, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

If we continue to meet Nasdaq’s continued listing requirements, our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “MYSE” immediately following the reverse stock split, although it is likely that Nasdaq would temporarily add the letter “D” to the end of the trading symbol to indicate that the reverse stock split occurred.

Effect on Authorized Shares of Common Stock

The reverse stock split will not change the number of authorized shares of our common stock. Because the number of outstanding shares of our common stock will decrease if the reverse stock split is effected, the number of shares of our common stock remaining available for issuance will increase. Currently, the number of authorized shares of our common stock is 200,000,000. Subject to limitations imposed by Nasdaq, the additional shares available for issuance may be issued without shareholder approval at any time, in the sole discretion of the Board. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that the Board determines to be in our best interests.

By increasing the number of authorized but unissued shares of our common stock, the reverse stock split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, it may be possible for the Board to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company or our shareholders. The reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the reverse stock split may limit the opportunity for our shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The reverse stock split may have the effect of permitting our current management, including our current directors, to retain their position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with our operations. However, the Board is not aware of any attempt to take control of the Company and the Board has not approved the reverse stock split with the intent that it be utilized as a type of anti-takeover device.

Effect on Par Value of our Common Stock

The reverse stock split will not affect the per share par value of our common stock, which will remain at $0.0001.

Effect on Warrants, and Convertible or Exchangeable Securities

If the reverse stock split is effected, proportionate adjustments are generally required to be made to the per share exercise or conversion price and the number of shares issuable upon the exercise or conversion of outstanding warrants, and convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of our common stock, if any. This will result in approximately the same aggregate price being required to be paid under such securities upon exercise, exchange or conversion, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares reserved for issuance pursuant to these securities, if any, will be proportionately adjusted based on the reverse stock split ratio approved by the Board, subject to our treatment of fractional shares.

Effect on Authorized Shares and Par Value of our Preferred Stock

The reverse stock split will not affect the authorized number or per share par value of our preferred stock.

Effect on our Equity Incentive Plans and Outstanding Awards

Pursuant to the terms of our 2021 Plan, the number of shares of common stock issuable upon exercise or vesting of all the then outstanding stock options, RSUs, and other equity awards will be proportionately adjusted using the reverse stock split ratio approved by the Board for the reverse stock split, and rounded up to the nearest whole share. The number of shares then reserved for issuance under the 2021 Plan will also be reduced proportionately based upon the reverse stock split ratio approved by the Board. In addition, the exercise price for each outstanding stock option will be increased in inverse proportion to the reverse stock split ratio approved by the Board such that upon an exercise, the aggregate exercise price payable by the option holder to the Company for the shares subject to the option will remain approximately the same as the aggregate exercise price prior to the reverse stock split, subject to the terms of such securities.

The following table contains approximate information, based on share information as of the Record Date, relating to our common stock based on potential reverse stock split ratios (without giving effect to the treatment of fractional shares):

			Number of	Number of
	Number of		Shares of	Shares of
	Shares of		Common	Common
	Common	Number of	Stock	Stock
	Stock	Shares of	Reserved	Authorized
	Authorized	Common	for	but Unissued
	for	Stock	Future	and
Status	Issuance	Outstanding	Issuance (1)	Unreserved
Pre-Reverse Stock Split	200,000,000
Post-Reverse Stock Split 1-for-2	200,000,000
Post-Reverse Stock Split 1-for-12	200,000,000
Post-Reverse Stock Split 1-for-25	200,000,000

(1)	The pre-reverse stock split number of shares of common stock reserved for future issuance is based on the following as of the Record Date:

●	___________ shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $__ per share;

●	___________ shares of common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $__ per share; and

●	___________ shares of common stock reserved for future grants of awards under the 2021 Plan.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, record holders of our common stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the reverse stock split ratio approved by the Board will have such fractional shares rounded up to the nearest whole share. In any event, cash will not be paid for fractional shares.

Procedure for Implementing the Reverse Stock Split

If our shareholders approve this proposal, and if the Board determines that it is in our best interest and the best interests of our shareholders to implement the reverse stock split, we will effect the reverse stock split with the reverse stock split ratio approved by the Board. As of the effective time of the reverse stock split, each stock certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Holders of Certificated Shares of Common Stock

If the reverse stock split is effected, shareholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a shareholder should surrender their certificate(s) representing pre-split shares of our common stock to our transfer agent in exchange for certificates representing the appropriate number of shares of post-reverse stock split common stock. No certificates representing post-split shares of our common stock will be issued to a shareholder until such shareholder has surrendered to our transfer agent all their certificates representing their pre-split shares, together with a properly completed and executed letter of transmittal. No shareholder will be required to pay a transfer or other fee to exchange their certificates representing pre-split shares of our common stock. Until surrendered, we will deem certificates representing pre-split shares of our common stock to be cancelled and only to represent the number of whole shares of post-split shares of our common stock to which these shareholders are entitled, subject to the treatment of fractional shares. If a certificate representing pre-split shares of our common stock bears a restrictive legend, the certificate issued in exchange therefor will bear the same restrictive legend. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.

Registered “Book-Entry” Holders of Common Stock

If the reverse stock split is effected, shareholders who hold their shares of our common stock electronically in book-entry form with our transfer agent will not need to take any action to receive their shares of post-reverse stock split common stock (i.e., the exchange will be automatic).

Beneficial Owners

If the reverse stock split is effected, we intend to treat shares held by shareholders through an organization in the same manner as shares held by shareholders of record. Organizations will be instructed to effect the reverse stock split for beneficial owners holding our common stock in street name. However, these organizations may have different procedures for processing the reverse stock split than for shareholders of record. Shareholders who hold shares of our common stock in street name and who have questions in this regard are encouraged to contact the organizations holding their shares.

Accounting Matters

The reverse stock split will not affect the per share par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, in the aggregate, will not change due to the reverse stock split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder of our common stock, which is a beneficial owner of our common stock that is either:

●	an individual citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. For example, this summary does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates or former citizens or residents, persons subject to the alternative or corporate minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons who acquired their shares or equity awards in connection with employment or other performance of services, (iii) persons who hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes, or (iv) persons who do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address the Medicare tax on net investment income, tax considerations in respect of our preferred stock, or tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split, and there can be no assurance that the Internal Revenue Service will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

Shareholders should consult their own tax advisors concerning the particular U.S. federal tax consequences of the reverse stock split to them, as well as the consequences to them arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Certain filings with the Internal Revenue Service must be made by us and certain “significant holders” of our common shares in order for the reverse stock split to qualify as a reorganization. Assuming the reverse stock split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of shares of our common stock for a lesser number of shares of our common stock, based upon the reverse stock split ratio.

A U.S. holder’s aggregate tax basis in the lesser number of shares of our common stock received in the reverse stock split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the reverse stock split. The holding period for the common stock received as a result of the reverse stock split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the reverse stock split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered for the shares of our common stock received pursuant to the reverse stock split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Recommendation of our Board

Our Board recommends a vote “FOR” the approval of the Reverse Stock Split Proposal.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as the Record Date, by:

●	each of our named executive officers;

●	each of our directors and director nominees;

●	all of our current directors and executive officers as a group; and

●	each shareholder known by us to own beneficially more than 5% of our common stock.

The percentage ownership information is based on __________ shares of common stock outstanding as of the Record Date. Information with respect to beneficial ownership has been furnished by each director or director nominee, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules attribute beneficial ownership of securities as of a particular date to persons who hold options or warrants to purchase shares of common stock and that are exercisable within 60 days of such date. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Myseum.AI, Inc., 65 Church Street, Suite 230, New Brunswick, NJ 08901.

Name(1)	Shares	Percentage(2)
Darin Myman (3)			%
Peter Shelus (6)			%
Brett Blumberg (4)			%
Wayne D. Linsley (5)			%
Joseph Nelson (5)			%
Carly Luogameno (5)			%
All Director, Director Nominees, Named Executive Officers and Named Executive Officer Nominees as a group (6 persons)			%

*	Represents beneficial ownership of less than 1%.

(1)	The address of each holder listed below, except as otherwise indicated, is 65 Church Street, Suite 230, New Brunswick, New Jersey 08901.

(2)	The calculation in this column is based upon _________ shares of common stock outstanding on the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or convertible within 60 days of the Record Date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information about our equity compensation plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holder	691,820	$23.94	308,180
Equity compensation plans not approved by security holder	-	-	-
Total	691,820	$23.94	308,180

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple shareholders residing at the same address. This process enables us to reduce our printing and distribution costs and reduce our environmental impact. Householding is available to both registered shareholders and beneficial owners of shares held in street name.

Registered Shareholders

If you are a registered shareholder and have consented to householding, then we will deliver or mail one Notice or set of our proxy materials, as applicable, for all registered shareholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (732) 374-3529 or by mail at 65 Church Street, Suite 230, New Brunswick, NJ 08901. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the 2025 Annual Report, proxy statement, or Notice to a shareholder at a shared address to which a single copy of the documents was delivered.

If you are a registered shareholder who has not consented to householding, then we will continue to deliver or mail Notices or copies of our proxy materials, as applicable, to each registered shareholder residing at the same address. You may elect to participate in householding and receive only one Notice or set of proxy materials, as applicable, for all registered shareholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Shareholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

ANNUAL REPORT

This proxy statement is accompanied by our 2025 Annual Report which includes our audited financial statements. We have filed the 2025 Annual Report with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at www.myseum.com. In addition, upon written request to the Company’s Corporate Secretary at 65 Church Street, Suite 230, New Brunswick, NJ 08901, we will mail a paper copy of our 2025 Annual Report, including the financial statements and the financial statement schedules, to you free of charge.

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the shareholders at the 2026 Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the person named in the proxies or their substitutes. All shareholders are urged to complete, sign and return the proxy card.

Appendix A

AMENDMENT NO. 1

TO

MYSEUM.AI, INC.

AMENDED AND RESTATED

2021 OMNIBUS EQUITY INCENTIVE PLAN

Myseum.AI, Inc., a Nevada corporation (the “Company”), hereby amends its Amended and Restated 2021 Equity Incentive Plan, as amended (the “Plan”) as set forth below, which amendments shall be effective as the date set forth below, but if and only if the Company’s shareholders approve such amendment in accordance with applicable law:

Section 4(a) of the Plan shall be amended and restated in its entirety to read:

(a) Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be 2,000,000 shares of Common Stock; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit.

Section 4(c) of the Plan shall be amended and restated in its entirety to read:

(c) No more than 2,000,000 Shares shall be issued pursuant to the exercise of ISOs.

All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Plan. Except as specifically provided herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof except that the Plan is hereby amended in all other respects, if any, necessary to conform with the intent of the amendments set forth in this Amendment No. 1. Upon the effectiveness of this Amendment No. 1, each reference in the Plan to “the Plan,” “hereunder,” “herein,” or words of similar import shall mean and be a reference to the Plan, as amended.

Each provision of this Amendment No. 1 shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment No. 1 that are valid, enforceable and legal.

This Amendment No. 1 shall be governed in accordance with the laws of Nevada.

*****

A-1

The Company has caused this Amendment No. 1 to be executed effective as of         , 2026.

MYSEUM.AI, INC.

By:
Darin Myman
Chief Executive Officer

A-2

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T01226 - P54760 For Against Abstain O O O O O O O O O O O O O O O O O O O MYSEUM.AI, INC. 65 CHURCH STREET, SUITE 230 NEW BRUNSWICK, NJ 08901 Nominees: 1a. Darin Myman 1b. Peter Shelus 1c. Carly Luogameno 1d. Joseph Nelson 1e. Wayne Linsley MYSEUM.AI, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors The Board of Directors recommends you vote FOR proposals 2, 3, and 4. 2. Ratification of the appointment of Salberg & Company, P . A . as the Company's independent registered public accounting firm for the fiscal year ending December 31 , 2026 . 3. Approval of an amendment to the Myseum . AI, Inc . Amended and Restated 2021 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to 2 , 000 , 000 from 1 , 000 , 000 shares . 4. Approval to give the Company's board of directors the authority, at its discretion, to effect a reverse split of its outstanding common stock at a ratio that is not less than 1 - for - 2 and not greater than 1 - for - 25 , without reducing the authorized number of shares of its common stock, with the exact ratio to be selected by its board of directors in its discretion and to be effected, if at all, in the sole discretion of its board of directors at any time following shareholder approval of this proposal and before August 6 , 2027 , without further approval or authorization of its shareholders . NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Withhold VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11 : 59 p . m . ET on August 5 , 2026 . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e - mail or the Internet . To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions up until 11 : 59 p . m . ET on August 5 , 2026 . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 . SCAN TO VIEW MATERIALS & VOTE ڀ

T01227 - P54760 MYSEUM.AI, INC. Annual Meeting of Shareholders August 6, 2026 11:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Darin Myman with power of substitution, as proxy and attorney - in - fact and hereby authorizes him to represent and vote, as provided on the other side, all the shares of Myseum . AI, Inc . common stock which the undersigned is entitled to vote and, in his discretion, to vote upon such other business as may properly come before the 2026 Annual Meeting of Shareholders of the company to be held at 11 : 00 AM, Eastern Time on August 6 , 2026 , at 65 Church Street, Suite 230 , New Brunswick, NJ 08901 , and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting . This proxy, when properly executed, will be voted in the manner directed herein . If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations . Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10 - K are available at www.proxyvote.com. Continued and to be signed on reverse side